EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of August 1, 2022 (the “Effective Date”), is entered into by and among PREDEX, a Delaware statutory trust, as borrower (the “Borrower”), CREDIT SUISSE AG, acting through its CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”), and initial lender (the “Initial Lender”) and the other lenders from time to time party hereto (together with the Initial Lender, the “Lenders”), under that certain Credit Agreement, dated as of December 10, 2019, by and among the Borrower, the Agents and the Lenders (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower, the Agents and the Lenders are party to the Credit Agreement;

WHEREAS, the Borrower has requested that the Agents and the Lenders agree, and the Agents and the Lenders so agree, to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendments to Credit Agreement. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)             The definitions of “Change of Control,” “Investment Advisory Agreement,” and “PREDEX Fund Advisor” appearing in Appendix 1 to the Credit Agreement are hereby amended and restated in their entirety:

““Change of Control” means (a) PREDEX Fund Advisor shall cease to be the investment advisor of the Borrower or shall cease to be actively and regularly engaged in the day-to-day management of the Borrower, (ii) PREDEX Fund Advisor shall cease to be controlled by Chatham Financial Group or (iii) Michael Achterberg or Thomas Miller shall cease to be actively and regularly engaged in the day-to-day management of the Borrower.”

““Investment Advisory Agreement” means that certain Management Agreement, dated as of August 1, 2022, between the Borrower and PREDEX Fund Advisor.”

““PREDEX Fund Advisor” means Union Square Capital Partners, LLC, a Delaware limited liability company, in its capacity as Investment Advisor to the Borrower.”

(b)             Appendix 3 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(c)             Appendix 4 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

2.            Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the Effective Date, if and only if:

(a)           the Administrative Agent shall have received:

(i)	duly executed copies of this Amendment from the Borrower, each Lender and the Agents;

(ii)	a certificate as to the good standing of the Borrower and any Executing Entity as of a recent date, from the applicable Governmental Authority of its jurisdiction of organization;

(iii)	a certificate of a Borrower Responsible Officer substantially in the form delivered on the Closing Date;

(iv)	copies of all additional documents and certificates as the Administrative Agent or its counsel may reasonably request;

(b)          no Default or Event of Default shall have occurred and be continuing or shall result from the execution of this Amendment;

(c)          each of the Specified Conditions set forth in clauses (a), (c) and (d) in the definition thereof shall have been satisfied;

(d)         the Risk Ratio shall be less than or equal to 20%; and

(e)         (i) in the case of Tranche L Loans, the Tranche L Draw Condition shall be satisfied, (ii) in the case of the Tranche S Loan, the Tranche S Draw Condition shall be satisfied and (iii) in the case of Tranche U Loans, the Tranche U Draw Condition shall be satisfied.

3.            Representations and Warranties and Reaffirmations of the Borrower. The Borrower hereby represents and warrants to the Agents and the Lenders that (before and after giving effect to this Amendment):

(a)           Each of this Amendment and the Credit Agreement as previously executed and as amended hereby (the “Amended Credit Agreement”) constitutes legal, valid and binding obligations of the Borrower and is enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(b)          This Amendment (including, without limitation, the execution thereof using electronic means) (i) has been duly authorized by all requisite corporate, limited liability or partnership action (as applicable) of the Borrower or any Executing Entity and has been duly executed and delivered by the Borrower or any Executing Entity, and shall be in full force and effect and (ii) will not (A) (1) violate any provision of the Organization Documents of the Borrower or any Executing Entity or any law, statute, rule, regulation or order of any Governmental Authority having jurisdiction over the Borrower or any Executing Entity or (2) result in a default under any provision of any indenture, agreement or other instrument evidencing Indebtedness or any other material agreement to which the Borrower is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower (other than any Lien created under the Loan Documents).

(c)          Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby reaffirms all covenants, representations and warranties made in the Amended Credit Agreement and the other Loan Documents to which it is a party (including, on and immediately after the Effective Date) and certifies that all such representations and warranties are true and correct in all respects with respect to representations and warranties containing qualifications as to materiality, and true and correct in all material respects with respect to representations and warranties without qualifications as to materiality, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects with respect to representations and warranties containing qualifications as to materiality, and true and correct in all material respects with respect to representations and warranties without qualifications as to materiality, on and as of such earlier date).

(d)          No Default or Event of Default has occurred and is continuing (including on the Effective Date) or will result after giving effect to this Amendment.

(e)          Each of the Specified Conditions set forth in clauses (a), (c) and (d) in the definition thereof have been satisfied.

(f)          The Risk Ratio is less than or equal to 20%.

(g)          (i) In the case of Tranche L Loans, the Tranche L Draw Condition is satisfied, (ii) in the case of the Tranche S Loan, the Tranche S Draw Condition is satisfied and (iii) in the case of the Tranche U Loans, the Tranche U Draw Condition is satisfied.

4.            Reference to the Effect on the Credit Agreement.

(a)          Upon the effectiveness of Section 1 hereof, on and after the Effective Date, each reference in the Credit Agreement (including any reference therein to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)          Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Amendment shall not directly or indirectly operate as a waiver of any Default or Event of Default (whether or not known to any Lender or the Administrative Agent) or any other right, power or remedy of the Lenders or the Agents, nor constitute a waiver of any provision of the Credit Agreement, any other Loan Document or any other documents, instruments or agreements executed and/or delivered in connection therewith.

5.           GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

6.           Headings. Section headings in this Amendment are included herein for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

7.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 2. Delivery of an executed signature page to this Amendment by facsimile transmission or electronic mail in .pdf format shall be as effective as delivery of a manually signed counterpart of this Amendment.

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IN WITNESS WHEREOF , this Amendment has been duly executed as of the day and year first above written.

PREDEX, as Borrower

By:
Name: Michael D. Achterberg
Title: Treasurer / Principal Financial Officer

Signature Page to Amendment No. 3 to Credit Agreement (PREDEX)

CREDIT SUISSE AG, acting through its
Cayman Islands Branch, as Initial Lender and as
Administrative Agent and Collateral Agent

By:
Name: Susan Enright
Title: Authorised Signatory

By:
Name: Matthew Ansel
Title: Authorised Signatory

Signature Page to Amendment No. 3 to Credit Agreement (PREDEX)

EXHIBIT A

APPENDIX 3: NOTICE INFORMATION; INFORMATION REGARDING COLLATERAL

1.            Name. The exact legal name of the Borrower as that name appears on its formation documents as registered in the jurisdiction identified below and, if the Borrower is a registered organization, on the public record of the Borrower’s jurisdiction of organization, is as follows:

Name of Borrower	Jurisdiction of Organization
PREDEX	Delaware

2.            Other Identifying Factors

(a)  The following is the address and/or electronic mail address of each of the Borrower and PREDEX Fund Advisor for notices:

Name of Borrower	Address & E-Mail Address
PREDEX	222 N. Pacific Coast Hwy, Suite 2000
El Segundo, CA 90245
machterberg@usq.com

Name of PREDEX Fund Advisor	Address & E-Mail Address
Union Square Capital Partners, LLC	235 Whitehorse Lane, Suite 200
Kennett Square, PA 19348
tmiller@usq.com

(b)  If different from its mailing address above, the Borrower’s place of business or, if more than one, its chief executive office is located at the following address:

Name of Borrower	Other Place of Business or Chief Executive Office
PREDEX	N/A

(c) The following is the type of organization of the Borrower:

Name of Borrower	Type of Organization
PREDEX	Delaware statutory trust

(d)  The following is the Borrower’s state-issued organizational identification number (state “None” if the state does not issue such a number):

Name of Borrower	Organization Identification Number
PREDEX	None

(e) The following is the Borrower’s United States tax identification number (state “None” if the Borrower is not a United States entity):

Name of Borrower	Tax Identification Number
PREDEX	46-2228110

3.            (a) The following is a list of all other names (including trade names) used by the Borrower, or any other business organization to which the Borrower became a successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise during the past five years:

Name of Borrower	Trade Names, Predecessor Organizations
PREDEX	PREDEX Fund

4.            The following is a list of all Commercial Tort Claims held by the Borrower, including a summary description of each such claim.

Name of Borrower	Commercial Tort Claims
PREDEX	None

EXHIBIT B

APPENDIX 4: BORROWER RESPONSIBLE OFFICERS

AND INVESTMENT ADVISOR RESPONSIBLE OFFICERS

BORROWER RESPONSIBLE OFFICERS:

Michael D. Achterberg, Treasurer / Principal Financial Officer

Thomas E. Miller, President / Principal Executive Officer

INVESTMENT ADVISOR RESPONSIBLE OFFICERS

Thomas E. Miller, Chief Executive Officer

G. Keith Downing, Chief Operating Officer